CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



First Investors Cash Management Fund, Inc.
95 Wall Street
New York, New York  10005


We consent to the use in Post-Effective Amendment No. 32 to the Registration Statement on Form N-1A (File Nos. 002-62347 and 811-02860) of our report dated November 1, 2002 relating to the September 30, 2002 financial statements of First Investors Cash Management Fund, Inc., which are included in said Registration Statement.


                                                   /s/ Tait, Weller & Baker
                                                   ------------------------
                                                   TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
DECEMBER 18, 2002